EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the incorporation by reference and use of our report, dated February 9, 1995, on the consolidated financial statements of Shoreline Financial Corporation which appears on page 40 of Shoreline Financial Corporation's Annual Report to Shareholders for the year ended December 31, 1994, in Shoreline Financial Corporation's previously filed registration statements for its 1989 Stock Option Plan (Registration No. 33-29052) and Dividend Reinvestment Plan (Registration No. 33-34008).


                                   /s/ Crowe, Chizek and Company
                                   Crowe, Chizek and Company

South Bend, Indiana
March 24, 1995